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                                                                     EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Michaels Stores, Inc. of our report dated February 28, 1994, included in the 1994 Annual Report to Stockholders of Michaels Stores, Inc.

We also consent to the incorporation by reference in the Registration Statements listed below and in the related Prospectuses of our reports dated February 28, 1994, with respect to the consolidated financial statements and schedules of Michaels Stores, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended January 30, 1994.

   Form     Registration No.         Pertaining to Michaels Stores, Inc.

   S-8         2-92412          Stock Investment Plan
   S-8         2-97848          Key Employee Stock Compensation Program
   S-8        33-18476          Key Employee Stock Compensation Program
   S-8        33-11985          Employees 401(k) Plan
   S-3        33-21299          Registration of 802,000 Shares of Common Stock
   S-3        33-9456           Post Effective Amendment No. 1 to the
                                 Registration Statement on Form S-1 for the
                                 registration of 1,000,000 Shares of Common
                                 Stock
   S-8        33-26338          Key Employee Stock Compensation Program
   S-8        33-21573          Moskatel's, Inc. 401(k) Plan
   S-3        33-22532          Registration of 30,000 shares of Common Stock
   S-3        33-40673          Registration of 1,240,000 shares of Common
                                 Stock
   S-8        33-43039          Employee Stock Purchase Plan
   S-8        33-54726          Key Employee Stock Compensation Program
   S-3        33-52311          Registration of 280,000 shares of Common
                                 Stock
   S-3        33-67804          1992 Non-Statutory Stock Option Plan


                                                    ERNST & YOUNG

Dallas, Texas
April 25, 1994